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                                 Exhibit 10(t)
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          Service Agreement dated September 9, 1998, between Levington
Horticulture Limited (nka The Scotts Company (UK) Ltd.)and Nicholas Kirkbride

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                                SERVICE AGREEMENT

DATE                                                            9 September 1998

PARTIES


1. LEVINGTON HORTICULTURE LIMITED whose registered office is at Salisbury House, Weyside Park, Catteshall Lane, Godalming, Surrey SU7 IXE ("the Company"); and

2.                NICHOLAS KIRKBRIDE of Kelbrook House, 44 Whielden Street,
                  Amersham,

                  Bucks HP7 OHU ("the Executive")

1                 COMMENCEMENT AND TERM

1.1 The Executive's employment pursuant to this Agreement shall begin on 2 November 1998 or such later date as may reasonably be agreed between the parties (the "Commencement Date"). The Executive's period of continuous employment for statutory purposes shall be the Commencement Date.

1.2 The employment of the Executive shall continue following the Commencement Date (subject to the provisions of Clause 14) unless and until terminated by either party giving to the other not less than twelve months' notice in writing such notice to be given at any time.

1.3 The Company may at its absolute discretion elect to terminate the employment of the Executive with immediate effect by paying to the Executive 12 months' salary (including benefits) in lieu of notice. The Executive is required to mitigate his loss where he is dismissed and any payment in lieu of notice may be reduced to take account of mitigation and to take account of the payment or of any part of the payment being made earlier than the date of payment of the salary or benefits to which he would otherwise be entitled under this Agreement.

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2                 OBLIGATIONS DURING EMPLOYMENT

2.1               The Executive shall during the continuance of his employment:-

2.1.1 serve the Company to the best of his ability in the capacity of Managing Director of the UK consumer business or in such other capacity (of similar status and responsibility) as the Board may from time to time determine:

2.1.2 work towards the integration of the Company's UK consumer business namely the Levington and Miracle subsidiaries of Scotts' UK business;

2.1.3 to act as Managing Director. of the Company and the Group's UK consumer business once integration has been completed;

2.1.4 faithfully and diligently perform such duties and exercise such powers consistent with them as the Board (or anyone authorized by the Board) may from time to time properly assign to or confer upon him;

2.1.5 if and so long as the Board so directs perform and exercise the said duties and powers on behalf of any Associated Company and act as a director or other officer of any Associated Company;

2.1.6 do all in his power to protect promote develop and extend the business interests and reputation of the Group;

2.1.7 at all times and in all respects conform to and comply with the lawful and reasonable directions of the Board;

2.1.8 promptly give to the Board (in writing if so requested) all such information explanations and assistance as it may require in connection with the business and affairs of the Company and any Associated Company for which he is required to perform duties; 2.1.9 unless prevented by sickness injury or other incapacity or as otherwise agreed by the Board devote the whole of his time attention and abilities during his hours of

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                  work (which shall be normal business hours and such additional hours as may be necessary for the proper performance of his duties) to the business and affairs of the Company and any Associated Company for which he is required to perform duties; and

2.1.10 work at the Company's offices at Salisbury House, Weyside Park, Catteshall Lane, Godalming, Surrey or at such other place of business of the Company or any Associated Company within the United Kingdom which the Board may reasonably require for the proper performance and exercise of his duties and powers and the Executive may be required to travel on the business of the Company and any Associated Company for which he is required to perform duties.

3                 FURTHER OBLIGATIONS OF THE EXECUTIVE

3.1 During the continuance of his employment the Executive shall not without the prior written consent of the Board (such Consent not to be unreasonably withheld or delayed) directly or indirectly carry on or be engaged concerned or interested in any other business trade or be interested as a holder or beneficial owner solely for investment purposes of more than 5 per cent in aggregate of any class of shares debentures or other securities in issue from time to time of any company which are for the time being quoted or dealt in on any recognised investment exchange (as defined by Section 207(1) of the Financial Services Act 1986).

3.2 The Executive may, during the continuance of his employment and with the prior written consent of the Company, hold non-executive directorships in companies provided:

3.2.1 such companies do not directly or indirectly carry on any business which competes or may compete with any business of a kind carried on by the Company or any Associated Company including in particular (but without limitation) the business of the production, development and sale of garden and professional horticultural products: and

3.2.2 such appointments do not or may not in the opinion of the Board prejudice the performance by the Executive of his duties pursuant to this Agreement. Any loss

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                  of Company time incurred as a result of the non-executive
                  directorships referred to above will be made up in full by the Executive.

3.3               During the continuance of his employment the Executive:

3.3.1 shall not directly or indirectly procure accept or obtain for his own benefit (or for the benefit of any other person) any payment material rebate discount commission vouchers gift entertainment or other benefit ("Gratuities") from any third party in respect of any business transacted or proposed to be transacted (whether or not by him) by or on behalf of the Company or any Associated Company; and

3.3.2 shall observe the terms of any policy issued by the Company in relation to Gratuities; and

3.3.3 shall immediately disclose and account to the Company for any Gratuities received by him (or by any other person on his behalf or at his instruction).

4                 REMUNERATION

4.1 The Company shall pay to the Executive during the continuance of his employment a salary (which shall accrue from day to day) at the rate of (pound)138,000 per year inclusive of any directors' fees payable to the Executive under the Articles of Association of the Company or any Associated Company (and any such fees as the Executive shall receive he shall pay to the Company). The salary shall be payable by equal monthly installments in arrears on or about the 30th day of each calendar month. The salary shall be reviewed in each year of the Executive's employment based on the Executive's performance and the performance of the Company during the relevant period. Salary reviews shall be conducted annually in accordance with the Company's pay review policy from time to time in force and any increase shall have effect from the anniversary of the Commencement Date.

4.2 The Executive shall be granted options to acquire 25,000 common shares in the capital of The Scotts Company ("Shares') on and subject to the Rules of The Scotts Company 1996 Stock Option Plan (as amended from time to time) (the "Plan"). Such options shall be granted to the Executive at the first meeting of the

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                  Committee (as defined in the Plan) to be held following the
                  Commencement Date. The Executive shall, in addition, be given the opportunity to participate in the Plan and to earn additional stock options at the Company's discretion following the Commencement Date.

4.3 Upon termination of his employment, the Executive shall have no claim against the Company for loss arising out of ineligibility to exercise any Share options granted to him which have not vested at the date of termination or otherwise in relation to the Plan and the rights of the Executive shall be determined solely by the rules of such Plan in force at the date of termination of his employment.

5                 BONUS

                  The Executive shall be entitled to participate in such bonus arrangements as the Board may specify from time to time. The Company may, in its absolute discretion, award the Executive an annual bonus of up to 30% of his salary as defined in Clause 4.1 above, dependent upon the attainment by the Executive of operational and financial targets, such targets to be agreed between the Company and the Executive each year.

6                 PENSION SCHEME

                  The Company shall during the Executive's employment under this
                  Agreement:

6.1 pay monthly contributions in respect of the Executive to a personal pension scheme nominated by him at the rate of 13.5% of his basic monthly salary under Clause 4.1 (subject to applicable Inland Revenue limits); or

6.2 allow the Executive to become a member of the appropriate Company pension scheme ("the Pension Scheme") subject to the terms of its trust deed and rules in force from time to time, provided that the Executive shall commence making contributions to the Pension Scheme within 6 months of the Commencement Date.

6.3 A contracting-out certificate will be in force at the commencement of the employment of the Executive.

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7                 INSURANCES

7.1 Subject to his complying with and satisfying any applicable requirements of the relevant insurers the Company shall during the continuance of his employment:

7.1.1 provide at the Company's expense for the Executive and his spouse and children under the age of 21 years membership of PPP or of such other private medical expenses insurance scheme providing equivalent benefits as the Company may in its absolute discretion from time to time decide;

7.1.2 provide at the Company's expense the Executive with accident insurance cover which in the event of the Executive's sustaining injuries in the course of his employment which result in his permanent disablement or death shall pay to the Executive or his chosen dependants (as the case may be) a lump sum equal to 3 times the Executive's then annual rate of salary;

7.1.3 provide the Executive with membership of the Company's permanent health insurance scheme.

7.2 The Company shall at its absolute discretion be entitled to cease to provide any or all of the insurances referred to in subclauses 7.1.1 to 7.1.3 if the medical condition of the Executive is or becomes such that the Company is unable to secure any such insurance under the rules of any applicable scheme or otherwise except at a rate or premium in excess of 250 per cent of the initial premium agreed for such Executive.

8                  COMPANY CAR

8.1 Subject to Clause 8.2, the Company shall pay to the Executive a car allowance of(pound)750 per month less tax and national insurance.

8.1.1 The Company shall reimburse the Executive for private and business fuel costs.

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8.1.2             The Executive shall be responsible for all other running costs including the costs of servicing, taxing and insurance.

8.1.3 For all purposes connected with the calculation of any severance or termination payment, the benefit of the car allowance provided pursuant to Clause 8.1 shall not be taken into account and it shall not form part of the Executive's pensionable salary.

8.2 If the Executive completes more than 15,000 business miles in any one year he shall have the option of being provided with a company car of a lease value not in excess of (pound)750 per month in replacement of the car allowance in Clause 8.1 above. If the Executive wishes to exercise this option, he shall notify the Company in writing not less than one month prior to the date when he wishes the car to be provided.

8.3 The Executive shall at all times and in all respects conform to and comply with any policy which may from time to time be made by the Company in relation to cars provided by it for the use of its employees.

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9.                EXPENSES

9.1 The Company shall, subject to Clause 19.2. during the continuance of his employment reimburse the Executive in respect of:

9.1.1 all reasonable travelling accommodation entertainment and other similar out-of-pocket expenses wholly exclusively and necessarily incurred by him in or about the performance of his duties;

9.1.2 the rental and unit charges attributable to the telephone at his home to reflect business use; and

9.1.3 all reasonable household and removal expenses incurred by him as a result of a move from his then current address necessitated by the Company's requiring him to work permanently at another location.

9.2 Except where specified to the contrary all expenses shall be reimbursed on a monthly basis subject to the Executive providing appropriate evidence (including receipts, invoices, tickets and/or vouchers as may be appropriate) of the expenditure in respect of which he claims reimbursement.

10                HOLIDAYS

10.1 The Executive shall (in addition to the usual public and bank holidays) be entitled during the continuance of his employment to 26 working days' paid holiday in each holiday year of the Company. The Company's holiday year runs from 1 January to 31 December.

10.2 The Company may require the Executive to work on any public or bank holiday but in such event the Executive shall be entitled to take paid time off in lieu.

10.3 The Company reserves the right to nominate up to 5 days on which holiday must be taken by the Executive.

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10.4              The Executive shall be entitled to carry forward up to 5 days of his annual holiday entitlement from one holiday year to the next. This entitlement will not, however, extend beyond a period of any two consecutive years.

10.5 Upon the termination of his employment the Executive's entitlement to accrued holiday pay shall be calculated on a pro rata basis in respect of each completed month of service in the holiday year in which his employment terminates and the appropriate amount shall be paid to the Executive provided that if the Executive shall have taken more days' holiday than his accrued entitlement the Company is hereby authorised to make an appropriate deduction from the Executive's final salary payment.

11                INCAPACITY

11.1 Subject to his complying with the Company's procedures relating to the notification and certification of periods of absence from work the Executive shall continue to be paid his salary (inclusive of any statutory sick pay or social security benefits to which he may be entitled) during any periods of absence from work due to sickness injury or other incapacity in accordance with the Company's regulations.

11.2 If any incapacity of the Executive shall be caused by any alleged action or wrong of a third party and the Executive shall decide to claim damages in respect thereof, then the Executive shall use all reasonable endeavours to recover damages for loss of earnings over the period for which salary has been or will be paid to him by the Company under Clause 11.1, and shall account to the Company for any such damages recovered (in an amount not exceeding the actual salary paid or payable to him by the Company under Clause 11.1 in respect of the said period) less any costs borne by him in achieving such recovery. The Executive shall keep the Company informed of the commencement, progress and outcome of any such claim.

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12                INTELLECTUAL PROPERTY

12.1 Subject to the relevant provisions of the Patents Act 1977 the Registered Designs Act 1949 and the Copyright Designs and Patents Act 1988 if at any time in the course of his employment the Executive makes or discovers or participates in the making or discovery of any Intellectual Property relating to or capable of being used in the business of the Company or any Associated Company he shall immediately disclose full details of such Intellectual Property to the Company and at the request and expense of the Company he shall do all things which may be necessary or desirable for obtaining appropriate forms of protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting all rights in the same in the Company or its nominee.

12.2 The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to sign execute or do any instrument or thing and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this Clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this Clause shall be conclusive evidence that such is the case.

12.3 The Executive hereby waives all of his moral rights (as defined in the Copyright Designs and Patents Act 1988) in respect of any acts of the Company or any acts of third parties done with the Company's authority in relation to any Intellectual Property which is the property of the Company by virtue of Clause 12.1.

12.4 All rights and obligations under this Clause in respect of Intellectual Property made or discovered by the Executive during his employment shall continue in full force and effect after the termination of his employment and shall be binding upon the Executive's personal representatives.

13                CONFIDENTIALITY

13.1 The Executive shall not (other than in the proper performance of his duties or with the prior written consent of the Board or unless ordered by a court of competent

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                  jurisdiction) at any time either during the continuance of his employment or after its termination disclose or communicate to any person or use for his own benefit or the benefit of any person other than the Company, any Associated Company or his solicitor any confidential information which may come to his knowledge in the course of his employment and the Executive shall during the continuance of his employment use his best endeavours to prevent the unauthorised publication or misuse of any confidential information provided that such restrictions shall cease to apply to any confidential information which may enter the public domain other than through the default of the Executive.

13.2 All notes and memoranda of any trade secret or confidential information concerning the business of the Company and any Associated Companies or any of its or their suppliers, agents, distributors, customers or others which shall have been acquired received or made by the Executive during the course of his employment shall be the property of the Company and shall be surrendered by the Executive to someone duly authorised in that behalf at the termination of his employment or at the request of the Board at any time during the course of his employment.

13.3 For the avoidance of doubt and without prejudice to the generality of Clauses 13.1 and 13.2 the following is a non-exhaustive list of matters which in relation to the Company and the Associated Companies are considered confidential and must be treated as such by the Executive:-

13.3.1            any trade secrets of the Company or any Associated Company;

13.3.2 any information in respect of which the Company or any Associated Company is bound by an obligation of confidence to any third party, provided that the Executive is aware of the obligation of confidence;

13.3.3            marketing strategies and plans;

13.3.4 customer lists and details of contacts with or requirements of customers;

13.3.5             pricing strategies;

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13.3.6            discount rates and sales figures;

13.3.7            lists of suppliers and rates of charge;

13.3.8 information which has been supplied in confidence by clients, customers or suppliers:

13.3.9 any invention technical data know-how or other manufacturing or trade secrets of the Group and their clients/customers; and

13.3.10 any other information made available to the Executive which is identified to the Executive as being of a confidential nature.

13.4 The Executive shall not without the prior written consent of the Board either directly or indirectly publish any opinion fact or material or deliver any lecture or address or participate in the making of any film radio broadcast or television transmission or communicate with any representative of the media or any third party relating to the business or affairs of the Group or to any of its or their officers employees customers/clients suppliers distributors agents or shareholders or to the development or exploitation of Intellectual Property. For the purpose of this Clause 'media' shall include television (terrestrial satellite and cable) radio newspapers and other journalistic publications. This Clause shall not preclude impromptu press comment in relation to trade matters when appropriate.


14                TERMINATION OF EMPLOYMENT

14.1 The employment of the Executive may be terminated by the Company forthwith without notice or (except in the case of 14.1.7) by payment in lieu of notice if the Executive:

14.1.1 is proven to have committed any serious or persistent breach or non-observance of any of the material terms, conditions or stipulations contained in this Agreement; or

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14.1.2            is proven guilty of any serious negligence or gross misconduct in connection with or affecting the business or affairs of the Company or any Associated Company for which he is required to perform duties; or

14.1.3 is proven guilty of conduct which brings or is likely to bring himself or the Company or any Associated Company into disrepute; or

14.1.4 is convicted of an arrestable criminal offence (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which a non-custodial penalty is imposed); or

14.1.5 is adjudged bankrupt or makes any arrangement or composition with his creditors or has an interim order made against him pursuant to Section 252 of the Insolvency Act 1986, or

14.1.6            is or becomes prohibited by law from being a director; or

14.1.7 is on the basis of an independent medical report supplied to the Company following his having undergone a medical examination unfit to perform his duties.

14.2 If the Executive shall have been absent from work due to sickness injury or other incapacity for periods in excess of six months in aggregate in any period of twelve consecutive months the Company, notwithstanding the provisions of Clause 7.1.3, may terminate his employment by giving to him not less than three months' notice in writing expiring at any time provided that the Company shall withdraw such notice if during its currency the Executive returns to full-time work and provides the Company with a medical certificate stating that he has fully recovered and that no recurrence of such incapacity may reasonably be anticipated.

14.3 If either party gives notice to terminate this Agreement, the Executive agrees that for the period of notice in Clause 1.3 above the Board may in its absolute discretion require the Executive to perform only such duties as it may allocate to him or not to perform any of his duties and may require him not to have any contact with customers of the Company or any Associated Company nor any

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                  contact (other than purely social contact) with such employees of the Company and any Associated Company as the Board shall determine and/or may exclude him from any premises of the Company or of any Associated Company (without providing any reason for doing so); and that such action on the part of the Company shall not constitute a breach of this Agreement nor shall the Executive have any claim against the Company in respect of any such action Provided always that throughout such period the Executive's salary and contractual benefits shall not cease to be paid or provided (unless and until his employment is terminated).

14.4 Upon the termination of his employment (for whatever reason and howsoever arising) the Executive:

14.4.1 shall not take away conceal or destroy but shall immediately deliver up to the Company all documents (which expression shall include but without limitation notes memoranda correspondence drawings sketches plans designs and any other material upon which data or information is recorded or stored) relating to the business or affairs of the Company or any Associated Company or any of their clients/customers shareholders employees officers suppliers distributors and agents (and the Executive shall not be entitled to retain any copies or reproductions of any such documents) together with any other property belonging to the Company or any Associated Company which may then be in his possession or under his control:

14.4.2 shall at the request of the Board immediately resign without claim for compensation from office as a director of the Company and any Associated Company and from any other office held by him in the Company or any Associated Company (but without prejudice to any claim he may have for damages for breach of this Agreement) and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignations to the Board; and

14.4.3 shall not at any time thereafter make any untrue or misleading oral or written statement concerning the business and affairs of the Company or any Associated Company nor represent himself or permit himself to be held out as being in any way connected with or interested in the business of the Company or any Associated Company (except as a former employee for the purpose of

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                  communicating with prospective employers or complying with any applicable statutory requirements); and

14.4.4 shall not at any time thereafter use the name "Levington", "Murphy", "Scotts" or "Miracle-Gro" or any other product name, brand, trade or business name used by the Group at the date of termination of this Agreement or during the period of two years preceding the date of termination of this Agreement or any name capable of confusion therewith (whether by using such names as part of a corporate name or otherwise), and

14.4.5 shall immediately repay all outstanding debts or loans due to the Company or any Associated Company and the Company is hereby authorised to deduct from any wages (as defined by Section 27 of the Employment Rights Act 1996) of the Executive a sum in repayment of all or any part of any such debts or loans.

14.5 If the employment of the Executive is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation or as part of any arrangement for the amalgamation or reconstruction of the Company not involving insolvency and the Executive is offered employment with any concern or undertaking resulting from the reconstruction or amalgamation on terms and conditions which taken as a whole are not less favourable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of such termination.

15                EXECUTIVE'S COVENANTS

15.1 The Executive acknowledges that during the course of his employment with the Company he will receive and have access to confidential information of the Group (including without limitation those matters specified in Clause 13.3 of this Agreement) and he will also receive and have access to detailed client/customer lists and information relating to the operations and business requirements of those clients/customers and accordingly he is willing to enter into the covenants described in Clause 15.2 in order to provide the Group with what he considers to be reasonable protection for those interests.

15.2 The Executive hereby Covenants with the Company that he will not without the previous

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                  written consent of the Board either alone or jointly with or on behalf of any person:

15.2.1 in the Restricted Territories for the period of twelve months following the date of termination of this Agreement directly or indirectly in competition with the Company or any Associated Company deal with or engage in business with or be in any way interested in or connected with any concern, undertaking, firm or body corporate which engages in or carries on within any part of the Restricted Territories any business which competes with any business carried on by the Company or any Associated Company at the date of termination of this Agreement in which the Executive was involved during the period of two years prior to the termination of this Agreement including in particular the business of the production, development and sale of the Restricted Products Provided that (for the avoidance of doubt only) if any such concern undertaking, firm or body corporate has a separately distinguishable division that does not compete with the business of the Company or any Associated Company as at the date of termination of this Agreement the Executive may be employed or engaged in such division with duties and carrying out activities which do not compete and do not assist competition with such business;

15.2.2 in the Restricted Territories for the period of twelve months following the date of termination of this Agreement directly or indirectly:


                  15.2.2.1 interfere with or, in competition with the Company or any Associated Company, offer or agree to provide Restricted Products or solicit with a view to providing Restricted Products or endeavour to entice away from the Company or any Associated Company the custom of any person, firm or body corporate which. at any time during the period of two years ending on the date of termination of this Agreement, has been a customer or client of, or in the habit of dealing with, the Company or any Associated Company or which, at any time during that period, was to his knowledge negotiating with the Company or any

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                                    Associated Company in relation to the
                                    provision of Restricted Products and with whom the Executive has had dealings as part of his employment by the Company;

                  15.2.2.2 interfere or seek to interfere with contractual or other trade relations between the Company or any Associated Company and any of its or their respective suppliers in existence or under negotiation at any time during the period of two years ending on the date of termination of this Agreement; or

                  15.2.2.3 solicit the services of or endeavour to entice away from the Company or any Associated Company any director, senior or highly skilled employee or consultant of the Company or any Associated Company known personally to the Executive (whether or not such person would commit any breach of his contract of employment or engagement by reason of leaving the service of such company) or knowingly employ, assist in or procure the employment by any other person, firm or body corporate of any such person.

15.3 The Executive agrees that having regard to the facts and matters above, the restrictions contained in Clause 15.2 are reasonable and necessary for the protection of the legitimate interests of the Company and that, having regard to those facts and matters, those restrictions do not work harshly on him. It is nevertheless agreed that, if any of those restrictions shall, taken together or separately, be held to be void or ineffective for any reason but would be held to be valid and effective if part of its wording were deleted, that restriction shall apply with such deletions as may be necessary to make it valid and effective.

15.4 The Executive hereby agrees that he will at the cost of the Company enter into a direct agreement or undertaking with any Associated Company whereby he will accept restrictions and provisions corresponding to the restrictions and provisions in Clause 15.2 above (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such periods as such Associated Company may reasonably require for the protection of its legitimate business interests.

15.5 The restrictions contained in the sub-Clauses of Clause 15.2 shall be construed as separate and individual restrictions and shall each be capable of being severed without prejudice to the other restrictions or to the remaining provisions of this Agreement.

15.6 The Executive hereby undertakes that during and after the continuance of this Agreement he will immediately notify the Company of any offer of employment or any other engagement or arrangement made to the Executive by any third party or parties which may give rise to a breach of one or more of the covenants contained in Clause 15.2 ("a notifiable offer") and further undertakes that on receipt of any notifiable offer he will immediately inform the third party or parties responsible for the notifiable offer of the existence of those covenants.


15.7 If the Company requires the Executive not to perform any of his duties and/or excludes the Executive from the Company's premises ("garden leave") as set out in Clause 14.3 above for some or all of any period of notice, the period of the post-termination restrictions set out in this Clause 15 shall be reduced by the length of the garden leave served before the date this Agreement terminates.


16                DISCIPLINARY AND GRIEVANCE PROCEDURES

16.1 For statutory purposes there is no formal disciplinary procedure in relation to the Executive's employment. The Executive shall be expected to maintain the highest standards of integrity and behaviour.

16.2 If the Executive is not satisfied with any disciplinary decision taken in relation to him he may apply in writing within 14 days of that decision to the Chief Executive of the Scotts Company whose decision shall be final.

16.3 If the Executive has any grievance in relation to his employment he may raise it in writing with the Chief Executive of the Scotts Company whose decision shall be final.

17                DIRECTORSHIP

17.1 The Executive shall not during his employment voluntarily resign from his office as a director of the Company (except in circumstances where to continue to hold office as a director may as a matter of law result in the Executive incurring personal liability under the Insolvency Act 1986) and he shall not do or fail to do anything which causes or is likely to cause him to be prohibited by law from continuing to act as a director.

17.2 The removal of the Executive from the office of director of the Company shall terminate the Executive's employment under this Agreement and such termination shall, except where the Company was entitled at the time of such removal to terminate his employment pursuant to Clause 14.1, be without prejudice to any claim which the Executive may have for damages for breach of this Agreement.

18                NOTICES

18.1 Any notice to be given under this Agreement shall be given in writing and shall be deemed to be sufficiently served by one party on the other if it is delivered personally or is sent by registered or recorded delivery pre-paid post (air mail if overseas) addressed to either the Company's registered office for the time being or the Executive's last known address as the case may be.

18.2 Any notice sent by post shall be deemed (in the absence of evidence of earlier receipt) to be received 2 days after posting (6 days if sent air mail) and in proving the time such notice was sent it shall be sufficient to show that the envelope containing it was properly addressed stamped and posted.


19                Miscellaneous

19.1 Any benefits provided by the Company to the Executive or his family which are not expressly referred to in this Agreement shall be regarded as ex gratia benefits provided at the entire discretion of the Company and shall not form part of the Executive's contract of employment.

19.2 The Company shall be entitled with reasonable notice to the Executive at any time during the Executive's employment to set off and/or make deductions from the Executive's salary or from any other sums properly due and owing to the Executive from the Company or any Associated Company in respect of any overpayment of any kind made to the Executive or in respect of any debt or other sum due from him.

19.3 Any rules and regulations of the Company contained in any handbook, procedure or policy documents shall be deemed to form part of this Agreement.

20                DEFINITIONS AND INTERPRETATION

20.1 In this Agreement unless the context otherwise requires words and phrases defined in Part XXVI of the Companies Act 1985 have the same meanings thereby attributed to them and the following expressions have the following meanings:-

                  ASSOCIATED COMPANY: any company which is from time to time a holding company of the Company, a subsidiary of the Company or a subsidiary of a holding company of the Company. The words "holding company" and "subsidiary" have the meanings given to them by Section 736 Companies Act 1985 (as amended by the Companies Act 1989);

                  THE BOARD: the Board of Directors for the time being of Scotts Holdings Limited including any duly appointed committee thereof;

                  GROUP: the Company and the Associated Companies,

                  INTELLECTUAL PROPERTY: patents, petty patents, registered and unregistered trademarks, registered designs (in each case for the full period thereof), applications for any of the foregoing, inventions, confidential information (which shall include for these purposes the matters listed in Clause 13.3). know-how, business names, trade names, brand names, copyright and rights in the nature of copyright, design rights and get-up, such rights as there may in any product registrations or product licences and similar rights subsisting in any country;

                  KNOW HOW: any know-how, industrial information and techniques including, without limitation, drawings, specifications, formulations, test and technical reports, operating and testing manuals, instruction manuals, quality control procedures, packaging procedures and tables of operating conditions and procedures used in the Business at the date hereof,


                  RESTRICTED PRODUCTS: horticultural fertilizers, horticultural growing media, horticultural chemicals and grass seed;

                  RESTRICTED TERRITORIES: the United Kingdom, the Channel Islands, the Isle of Man and the Republic of Ireland.

20.2 The headings in this Agreement are for convenience only and shall not affect its construction or interpretation.

20.3 References in this Agreement to Clauses and paragraphs and the First Schedule are references to Clauses and paragraphs and the First Schedule (which is hereby specifically incorporated in this Agreement) to this Agreement.

20.4 Any reference in this Agreement to a person shall where the context permits include a reference to a body corporate and to any unincorporated body of persons.

20.5 Any word in this Agreement which denotes the singular shall where the context permits include the plural and vice versa and any word in this Agreement which denotes to the masculine gender shall where the context permits include the feminine and/or the neuter genders and vice versa.

20.6 Any reference in this Agreement to a statutory provision shall be deemed to include a reference to any statutory amendment modification or re-enactment of it.

20.7 This Agreement contains the entire understanding between the parties and supersedes all (if any) subsisting Agreements arrangements and understandings.

20.7 This agreement contains the entire understanding between the parties and supersedes all (if any) subsisting Agreements arrangements and understandings (written or oral) relating to the employment of the Executive which such Agreements, arrangements, and understandings shall be deemed to have been terminated by mutual consent. The Executive acknowledges that he has not entered into this Agreement in reliance on any warranty representation or undertaking which is not contained in or specifically incorporated in this Agreement.

20.8 The various Clauses and sub-Clauses of this Agreement are severable and if any Clause or sub-Clause or identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Clauses or sub-Clauses or identifiable parts thereof in this Agreement.

20.9 This Agreement is governed by and shall be construed in accordance with English law and the parties to this Agreement hereby submit to the exclusive jurisdiction of the English courts.


      IN WITNESS whereof this Agreement has been executed 11/8/98 by the parties hereto and is intended to be and is hereby delivered on the date first above written.

Signed by                                   )

LEVINGTON HORTICULTURE                      )

LIMITED                                     )



         /s/ L. Robert Stohler
         ---------------------
         Director

         /s/ David Higgins
         ---------------------
         Director

SIGNED by NICHOLAS                          )
KIRKBRIDE in the presence of:               )             /s/ Nicholas Kirkbride
                                                          ----------------------


Signature         /s/ Amanda Hardwick

Name              Mrs. A. Hardwick

Address           F. Laverdene Avenue, Totley

                  Sheffield S17 4117

Occupation:       Primary Teacher